UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2016

Rennova Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

___________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2016, Rennova Health, Inc. (the “Company”) was notified by Nasdaq that the stockholders’ equity balance reported on its Form 10-K for the year ended December 31, 2015 fell below the $2,500,000 minimum requirement for continued listing under the Nasdaq Capital Market’s Listing Rule 5550(b)(1) (the “Rule”). As of December 31, 2015, the Company’s stockholder’s equity balance was $(1,193,799). In accordance with the Rule, the Company has until June 10, 2016 to prepare and submit a plan to Nasdaq outlining how it intends to regain compliance. If the plan is accepted, the Company can be granted up to 180 calendar days from April 26, 2016 to evidence compliance. There can be no guarantee that the Company will be able to regain compliance with the continued listing requirement of Nasdaq Marketplace Rule 5550(b)(1) or that its plan will be accepted by Nasdaq.

The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Nasdaq minimum stockholder equity requirement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2016	RENNOVA HEALTH, INC.

By: /s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

3